UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2024

BOLD EAGLE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42385	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Fifth Avenue

New York, NY 10075

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one right to receive one twentieth (1/20) of a Class A ordinary share	BEAGU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 par value	BEAG	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one twentieth (1/20) of one Class A ordinary share	BEAGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth below in Item 8.01 of this Current Report on Form 8-K with respect to the sale of additional Private Placement Shares (as defined below) is incorporated by reference herein. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Private Placement Shares was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K dated October 31, 2024, on October 25, 2024, Bold Eagle Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 25,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one right to receive one twentieth (1/20) of a Class A Ordinary Share upon the consummation of an initial business combination (the “Eagle Share Rights”). The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $250,000,000. The Company granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments (the “Over-Allotment Option”). Simultaneously with the consummation of the IPO, the Company completed the private sale of an aggregate of 350,000 Class A Ordinary Shares (the “Private Placement Shares”) to the Company’s sponsor, Eagle Equity Partners IV, LLC (the “Sponsor”), at a price of $10.00 per share, generating gross proceeds to the Company of $3,500,000.

On December 9, 2024, the Company closed the issuance and sale of 800,000 additional units (the “Over-Allotment Option Units”) in connection with the underwriters partially exercising the Over-Allotment Option. The Over-Allotment Option Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $8,000,000. Simultaneously with the closing of the sale of the Over-Allotment Option Units, the Company completed the private sale of an additional 8,000 Private Placement Shares to the Sponsor at a price of $10.00 per share, generating gross proceeds to the Company of $80,000. In connection with the closing of the Over-Allotment Option, the Sponsor forfeited 2,027,500 Class B ordinary shares of the Company, par value $0.0001 per share (the “founder shares”), resulting in the Sponsor holding an aggregate of 5,160,000 founder shares.

A total of $8,000,000 of the net proceeds from the sale of the Over-Allotment Option Units and the additional Private Placement Shares was deposited in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”), bringing the aggregate proceeds deposited in the Trust Account to $258,000,000.

An unaudited pro forma balance sheet as of December 9, 2024 reflecting the receipt of the proceeds from the sale of the Over-Allotment Option Units and the additional Private Placement Shares is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Pro Forma Balance Sheet as of December 9, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLD EAGLE ACQUISITION CORP.

	By:	/s/ Eli Baker
		Name:	Eli Baker
		Title:	Chief Executive Officer

Dated: December 13, 2024

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